Exhibit 99.1

Employee Q&A
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Questions relating to the transaction
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What does it mean to "go private"?

When a company "goes private" the company's stock is no longer traded on the public market. Once we receive shareholder approval and approval from regulatory bodies and satisfied all of the closing conditions, we will be owned by a group of private equity firms, in this case Silver Lake Partners and TPG.


What is a private equity firm?  Who are Silver Lake Partners and TPG?

A private equity firm raises private capital (money) from corporate and public pension funds, endowments, foundations and certain individuals, and invests that capital in both public and private companies across all industries. Both Silver Lake Partners and TPG are well known private equity firms.

About Silver Lake Partners
Silver Lake Partners is the leading private equity firm focused exclusively on large-scale investing in technology, technology-enabled, and related growth industries. Silver Lake seeks to achieve superior returns by investing with the strategic insight of an experienced industry participant, the operating skill of a world-class manager and the financial expertise of a disciplined private equity investor. Silver Lake's mission is to function as a value-added partner to the management teams of the world's leading technology franchises. Its portfolio includes or has included technology industry leaders such as Ameritrade, Avago, Business Objects, Flextronics, Gartner, Instinet, IPC Systems, MCI, NASDAQ, Network General, NXP, Seagate Technology, Serena Software, SunGard Data Systems, Thomson and UGS. For more information, please visit www.silverlake.com.

About TPG
TPG is a private investment partnership that was founded in 1992 and currently has more than $30 billion of assets under management. With offices in San Francisco, London, Hong Kong, Fort Worth and other locations globally, TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG seeks to invest in world-class franchises across a range of industries, including travel (America West, Continental, Hotwire), technology (Freescale Semiconductor, Lenovo, MEMC, ON Semiconductor, Seagate, SunGard), financial services (Ariel Reinsurance, Fidelity National Information Services, LPL Financial Services), industrials (Altivity Packaging, British Vita, Grohe, Kraton Polymers, Texas Genco), retail/consumer (Debenhams, Ducati, J. Crew, Neiman Marcus, Petco), media and communications (Findexa, MGM, TIM Hellas), and healthcare (IASIS Healthcare, Oxford Health Plans, Quintiles Transnational), among others. Visit www.texaspacificgroup.com.


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Employee specific
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What does this mean for employees?

For virtually all of the 9,000 Sabre Holdings employees, day-to-day activities will not change. We do not expect major changes to our organization or leadership structure as a result of this transaction. We will continue to make changes within our company, consistent with our strategy, that help us serve our customers better and succeed against the competition.


How will this affect salary, bonuses and benefits for Sabre Holdings employees?

The new investors have agreed to keep in place, for one year from closing, salaries and wages at substantially the same terms. Compensation programs and benefits may be revisited in the normal course of business, which would happen whether we were a public company or a private company. We recognize the need to offer attractive compensation and benefits to our employees. The acquiring group is aligned with our interests to do what is best to motivate our employees to continue to succeed. Together with the acquiring group, we will work to continue to offer competitive pay and benefits and incentive programs that reward performance.


What will happen to stock awards for employees who received them in the past?

Some employees of Sabre Holdings hold stock options, restricted stock or performance shares. There will be no change to the provisions of outstanding stock awards until the transaction is completed. At the time of closing, in accordance with the governing stock plans and the merger agreement, all unvested stock options will automatically vest and become exercisable. Option holders will receive cash equal to the excess, if any, between the exercise price and the acquisition price per share of $32.75. For example if you hold a stock option with a grant price of $22.75, you will receive $10.00 in cash ($32.75 minus $22.75). Keep in mind you may be subject to applicable taxes on this amount.

All restricted stock, restricted stock unit, or performance share holders will receive $32.75 in cash for each share held at the time of close.

In certain countries, there may be additional steps we have to take to achieve this result. We will keep affected employees informed as we work through the details.


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What happens to Sabre Holdings' Employee Stock Purchase Plan?

The ESPP can only be offered by public companies and will be ended prior to the close of the transaction. Employees who own shares purchased through the ESPP will be paid in cash for those shares in the same manner as all other shareholders of Sabre Holdings.


What will replace the equity portion of our incentive plans for those who currently participate?

The equity component of our incentive plans will be discontinued. The acquiring group certainly recognizes the need to offer a competitive total rewards package. Together we are consulting outside compensation consultants to determine the most suitable incentive programs going forward. We will keep you informed as we have more to share. The acquiring group is interested in growing the business and offering competitive incentive programs.


Should we expect layoffs?

As usual, whether public or private, we will continue to make changes within our company, consistent with our strategy, that help us serve our customers better and beat the competition.


Does this mean Sabre Holdings employees will now be working for a different company?

No. We do not expect the company structure to change as a result of this transaction.


Will the corporate headquarters remain in Southlake?

Yes. Corporate headquarters will remain in Southlake, Texas.


If I have vested stock options and want to exercise them before the transaction closes, can I do so?

It is common practice to restrict trading on rumor driven price volatility until the information is fully disseminated in the market place. You will be able to exercise options and sell shares beginning with the opening of trading on Wednesday, December 13th.


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Will my years of service be credited for benefit purposes?

Your service time with Sabre will not be affected. We plan to recognize all years of service with Sabre and carry these forward under the new privately-held organization.


Will VCP and other incentive bonus programs continue?

The 2006 bonus plans remain unchanged. We do not contemplate changes to those plans as a result of this transaction. Compensation programs and benefits may be revisited in the normal course of business, which would happen whether we were a public company or a private company. It is important as ever that we stay focused on our performance goals, serve our customers and finish the year strong.


I have travel privileges with American Airlines. Given this transaction will I retain these privileges?

We believe the transaction will have no impact on the availability of travel privileges.


What communication channels have been established to inform employees of events and how will information related to benefits, payroll and other critical transition concerns be conveyed?

     o Communication with you is a priority. We will make every effort to keep you informed as we work through the details. But please remember this is a multi-step process and not all the details are available as of yet.
     o We will share additional information as soon as it becomes available. We have established several communication tools for you to get access the latest information and answers to your questions.
          o    Intranet site: source.sabre.com/ownership
          o    Town Hall, including Q&A, scheduled for 10 a.m., CT on 12/12/06


What should I do if I get a call from a reporter, analyst or stockholder?

We ask that you do not talk to reporters, analysts or stockholders about the transaction. Please direct them to the appropriate company spokespersons:

Media or trade analysts                               Mike Berman 682.605.2397
Wall Street analysts or stockholders                 Karen Fugate 682.605.2343


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Email to Managers

Subject: Flash: Manager information about transaction

Today we announced that Sabre Holdings has reached an agreement with Silver Lake Partners and Texas Pacific Group, which are private equity firms, to be acquired for $32.75 per Sabre share in cash. You will receive more information about this agreement in your inbox shortly, including a general email and a voice mail from Sam. We are also forwarding you these manager talking points about the deal, which are housed on the Informus site.

As a manager, please keep two things in mind: First, there are specific rules that we must follow in accordance with a transaction of this nature and this agreement specifically, and they are laid out in the Do's and Don't's on Informus. Second, it's important that this announcement not distract your team from achieving their objectives for this year and establishing their objectives for 2007. These responsibilities are critical to the daily and long-term success of our company, whether as a public or private entity. As it relates to objectives, it's also important that your team understands how their objectives
- and the work they do each day - fit into the company's long term strategy. Your role as a manager is critical to keeping our company on track by keeping your team focused the task at hand.






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Communication Guidelines for Managers

The SEC has communication ground rules that we have to follow between today's announcement and the shareholder vote on the merger.

          o    The rules apply to both internal and external communications.
          o The rules apply to all communications pertaining to the transaction, including, for example, those with customers, suppliers, employees, or any other third parties.

External communications should be made only by designated spokespersons who are specifically authorized to discuss this transaction.

The SEC rules say that all internal and external written communications about the transaction must be filed publicly with the SEC on the day they are first used. That includes, for example, e-mails, instant messages, postings in blogs and message boards, Web pages, talking points and Q&A, etc.

Your internal communications, oral or written, must be entirely consistent with our official public statements and documents.

To meet that requirement and to minimize the amount of materials we must file with the SEC, it's best to not create any new communications.

Instead, simply refer employees to the company's official communications materials. Besides the news release, we have provided information on The Source page http://source.sabre.com/ownership with talking points and Q&A specifically for employees.

We realize employees will have many more questions than you have answers. Please encourage employees to submit their questions to questions@sabre-holdings.com. We will provide information as it becomes available.




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Manager Talking Points

What we announced

o Sabre Holdings' Board of Directors, with the support of the Executive Leadership team, has approved the definitive merger agreement for the acquisition of the company by two private equity firms, Silver Lake Partners and Texas Pacific Group, for a total equity value of $5 billion, or $32.75 per share.

o The practical effect of these firms buying Sabre is that we will change from being a publicly traded company to a private company.

Benefits of being a private company

o As a privately held company we will have significant flexibility to manage our business and the ability to make even faster decisions.

o Sabre's current stockholders will receive a premium price for their shares. This value is largely a tribute to the world class people at Sabre, who are responsible for making us a leader in our industry.

o This transaction also offers employees who hold vested and unvested options the opportunity to vest and receive cash at the transaction closing for their shares and in the money share equivalents.

What this means going forward

o    While the company is changing owners, we're not changing what we do.

o Our leadership team remains in place, and we don't expect major changes to our organization.

o Silver Lake Partners and Texas Pacific Group are committed to supporting our business plans and ongoing success. And our strategy and mission - connecting people with the world's greatest travel possibilities by being the most innovative and best operated global travel marketing company - remains our guide.

o These firms saw Sabre as an attractive investment opportunity because of our solid business strategy, our talented employees and our industry leadership position.


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What should we expect next?

In the coming weeks, Sabre will file a preliminary proxy statement with the Securities Exchange Commission. This statement will contain information about the transaction and will be available to the public.

Once the SEC completes its review of the preliminary proxy, a "definitive proxy statement" will be filed with the SEC and mailed to stockholders for approval. Employees are encouraged to read the definitive proxy. Stockholders will have a chance to vote on the transaction.

The transaction will officially close once the transaction is approved by stockholders and all closing and regulatory conditions are met.

Our goal is to close the transaction by early in the second quarter of 2007.


What you can do as a manager

o It's important that this announcement not distract you from focusing on your daily activities, achieving your objectives for this year and establishing objectives for 2007. Make sure you help your people through this period by focusing on the task at hand.

o You should also take time to help your people understand how their work connects to our strategy. To help you with that effort, you will see a number of communications tools for your use when talking about objectives and how they tie to strategy.

o Your objectives and work are very important to the company's strategy, so stay focused and start the New Year strong.


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Voice mail from CEO to all employees

Hi, this is Sam Gilliland and I'm sending this voicemail to you to make you aware of some important company news. This morning we announced that Sabre has reached an agreement to be acquired by Silver Lake Partners and Texas Pacific Group, which are private equity firms.

You should receive an email about this momentarily, and I hope you'll take time to read the materials we are making available today.

I wanted to send this message to personally thank each of you for all your efforts, because Silver Lake and Texas Pacific's plan to purchase us is the result of all your hard work to make our company successful. I'm inspired by this team's dedication and by the talent I see throughout the company.

The change in ownership does not affect our focus or our mission. I hope you'll take pride in the value we've created for our stockholders and in all that we've accomplished, and then remember it's business as usual. So let's keep our focus on the things that count as we head into the New Year.

If you're receiving this before 10 a.m. Central U.S. time on Tuesday, I hope you'll join me for a conference call about this. Look for the dial-in number on the Source or your organization's intranet. If you've missed the call, you can hear a replay. All the information is available in the email I sent or on the intranet.

Thanks everyone.




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Email from CEO to all employees

Team:

Today we announced that Sabre Holdings has reached an agreement with Silver Lake Partners and Texas Pacific Group, private equity firms, to be acquired for $32.75 per Sabre share in cash. That values our company at $5 billion.

While this is the kind of news that makes headlines for our company, you won't see many changes in our day-to-day business. The practical effect of Silver Lake Partners and Texas Pacific Group buying Sabre is that we will change from being a publicly traded company to a private company. There are a number of benefits to being a privately-held company, including greater flexibility to manage our business and the ability to make decisions even faster. We can also invest with a long-term view rather than managing to short-term Wall Street expectations.

While the company is changing owners, we're not changing what we do. Our new owners believe in our company, our strategy and our future. They support our leadership team, business plans and our ongoing success. Our strategy and mission - connecting people with the world's greatest travel possibilities by being the most innovative and best operated global travel marketing company - remains our guide.

The purchase of Sabre should be very gratifying for each of us. I have seen our company lead the industry on so many fronts in the past 18 years, and today's announcement is an endorsement of our strategy, our hard work and leadership, and our work to create value for our shareholders. I look forward to continuing to work with all of you as we move into this next phase of our company's journey, and I'm excited about our future.

In the coming weeks, we will file a preliminary proxy statement with the U.S. Securities and Exchange Commission. We encourage you to read the proxy once it becomes public. When the SEC's review is complete, our stockholders will be asked to vote their approval of the transaction. If stockholder and regulatory approvals are received, we expect to close the transaction by early in the second quarter of 2007.

You can find more information about this transaction on the Source or your organization's own intranet site, and we will keep you posted as more information becomes available. In addition, I hope you're able to join me today at 10 a.m. Central U.S. time for a conference call about the transaction. The call is available at 888-276-0006 in the U.S. and 1-612-332-0418 outside the U.S. To save time in the queue and money on phone lines, please gather in conference rooms if you are in the office.


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As this announcement comes at the beginning of the holiday season for many of us, I want you to know that we will keep you posted as the transaction progresses. In the meantime, I hope you will take satisfaction from this result...and that you'll enjoy time with friends and family during the holidays, so we can all move our company forward in the New Year.

Sam



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Customer and vendor talking points

As you may have heard, earlier today we announced that Sabre Holdings has agreed to be acquired by Silver Lake Partners and Texas Pacific Group. We are very excited about this next chapter in our company's evolution, and we want to ensure you understand what this news means to you.

While the company is changing owners, we are not changing what we do. Our relationships with our customers are extremely important to us, and we will not change, nor do anything to compromise, those relationships.

You should know that your current point-of-contact within the Sabre Holdings organization will not change, and the executive leadership team will remain in place. We don't expect major changes to our organization. The acquiring group is committed to supporting Sabre Holdings' strategy and long-term objectives, and serving our customers well remains central to what we do.

We believe becoming a private company will provide numerous benefits for Sabre Holdings as well as our customers, stockholders and employees. This move will allow us to better serve our customers as well as better position Sabre Holdings to meet our long-term objectives. This transaction will put us into a similar operating model as other Global Distribution System companies, helping us compete better with our private competitors. It will provide Sabre Holdings with greater flexibility to evolve in our fast-changing marketplace and invest with a long-term perspective rather than managing to short-term Wall Street expectations.

The real value of Sabre Holdings is in our people and the great customers, like you, that we serve. We look forward to meeting our commitments to you with the same focus and dedication you have come to expect in our relationship.

As details unfold over the coming months, we will keep you as informed as we can. Our goal is to close the transaction by early in the second quarter of 2007.



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Customer and Vendor Question and Answers

Customer Related
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How will this transaction affect Sabre Holdings' relationships with its customer?

While the company is changing owners, we are not changing what we do. The real value of our company is our people and the great customers we serve, and our relationships with our customers remain extremely important to us. We will not change, nor do anything to compromise, those relationships.


Does my Sabre Holdings point-of-contact (travel agency/airline) change?

No, your point-of-contact at Sabre remains the same. Please contact your Sabre representative if you have further questions.


Will my contract with Sabre Holdings change as a result of this transaction?

No. This transaction will not change your relationship or contract with Sabre. Essentially it is business as usual.


How do you feel about this transaction?

We are very excited about this transaction. We believe becoming a private company will provide numerous benefits for Sabre Holdings, our stockholders, our customers and our employees. This move will allow us to better serve our customers as well as better position Sabre Holdings to meet our long-term objectives.


Supplier Related
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How will this transaction affect relationships with supplier?

While the company is changing owners, we are not changing what we do. We do not expect any changes in our relationships with suppliers. Our many business partners remain as important to us today as before this transaction was announced.


Will suppliers maintain their day-to-day Sabre Holdings points-of-contact?

This transaction will not change your relationship or point-of-contact with Sabre. Essentially it is business as usual.


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Will Sabre Holdings continue to honor existing agreements?

Of course.


Does the company's name change?

No, we do not anticipate a name change.